                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Opinion Research Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         OPINION RESEARCH CORPORATION


                                23 Orchard Road
                          Skillman, New Jersey 08558


            _______________________________________________________


                                   NOTICE OF

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT


            _______________________________________________________


                        Annual Meeting of Stockholders

                                August 31, 1999

                         OPINION RESEARCH CORPORATION
                                23 Orchard Road
                          Skillman, New Jersey  08558

                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 31, 1999

                                _______________

     The Annual Meeting of Stockholders of Opinion Research Corporation (the "Company") will be held on Tuesday, August 31, 1999 at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, for the following purposes:

     1. To elect two Directors to serve until the 2002 Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on July 23, 1999 was established as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, is also enclosed.

                                   By order of the Board of Directors

                                             DOUGLAS L. COX
                                                Secretary
August 2, 1999

--------------------------------------------------------------------------------
                                   IMPORTANT
A Proxy Statement and proxy are submitted herewith. All stockholders are urged to complete and mail the proxy promptly. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the Meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your shares be voted.
--------------------------------------------------------------------------------

                         OPINION RESEARCH CORPORATION



                                23 Orchard Road
                          Skillman, New Jersey  08558



                                PROXY STATEMENT





     The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Opinion Research Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, August 31, 1999, at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice, and the enclosed proxy are first being mailed to stockholders on or about August 2, 1999.

     The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors and "FOR" the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


Outstanding Shares and Voting Rights

     At the close of business on July 23, 1999, the record date, the Company had outstanding 4,243,889 shares of its common stock, par value $.01 per share (the "Common Stock"). On each matter voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which stockholders are entitled to cast in the election of directors and on the selection of Ernst & Young LLP as the Company's independent auditors will constitute a quorum as to each such matter. Assuming a quorum is present at the Meeting, a plurality of all the votes cast at the Meeting shall be sufficient to elect a director. The selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

Principal Stockholders

     The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of any voting class of the Common Stock at the close of business on June 30, 1999. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


Name and Address                     Amount        Percent
of Beneficial Owner            Beneficially Owned  of Class
-----------------------------  ------------------  --------
Michael R. Cooper (1)(2)(3)          732,709         16.25
23 Orchard Road
Skillman, NJ  08558

John F. Short (2)(3)(4)              540,316         12.27
23 Orchard Road
Skillman, NJ  08558

Cumberland Associates (5)            491,000         11.57
1114 Avenue of the Americas
New York, New York 10036

Gruber & McBaine (5)                 422,600          9.96
Capital Management
50 Osgood Place
San Francisco, CA 94133

Goldman Sachs Equity (5)             403,200          9.50
Portfolios, Inc. on Behalf of
GS Small Cap Equity Fund
32 Old Slip, 34th Floor
New York, NY 10005

Larry French (6)                     225,000          5.30
631-B Coopermine Road
Princeton, NJ 08540
Thomas L. Gombar
4 Mercer Street
Hopewell, NJ 08525

______________________________

(1) Includes 110,000 shares held in trusts established by Dr. Cooper for the benefit of his children, with Dr. Cooper's wife as one of the co-trustees. The trustees have entered into a voting trust agreement with Dr. Cooper pursuant to which Dr. Cooper serves as the voting trustee for the shares held by such trusts.

(2) Includes 264,599 and 161,375 shares subject to exercisable options beneficially owned by Dr. Cooper and Mr. Short, respectively.

(3) Does not include 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

(4) Includes 209,625 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(5) Based solely on information provided to the Company by the beneficial owners.

(6) Messrs. French and Gombar are trustees of trusts holding an aggregate of 225,000 shares for the benefit of the children of Dr. Cooper.

Security Ownership of Management

     The following table sets forth certain information regarding the Common Stock beneficially owned by each director of the Company, by the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers in 1998 (the "Named Executive Officers"), and by all directors and executive officers of the Company as a group, at the close of business on June 30, 1999. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

   Name of                                 Amount        Percent
Beneficial Owner                     Beneficially Owned  of Class
----------------                     ------------------  --------
Michael R. Cooper # (1)(2)(3)              732,709         16.25

John F. Short (2)(3)(4)                    540,316         12.27

James C. Fink ## (2)                       149,266          3.51

Gregory C. Ellis (2)                       123,333          2.88

James T. Heisler (2)                       106,357          2.50

Stephen A. Greyser (2)                      81,250          1.88

Lenard B. Tessler (2)                       24,900          *

Derek B. Smith (2)                          17,000          *

All Directors and executive
officers as a group (10 persons)
(5)(6)                                   1,903,131         37.85

-------------------
*    Denotes less than one percent of applicable class.

# Dr. Cooper resigned as Director, Chairman and Chief Executive Officer of the Company effective February 12, 1999. See "Transaction with Management."

## Dr. Fink resigned as an officer of the Company effective February 19, 1999 and as a Director of the Company effective June 30, 1999.

(1) Includes 110,000 shares held in trusts established by Dr. Cooper for the benefit of his children, with Dr. Cooper's wife as one of the co-trustees. The trustees have entered into a voting trust agreement with Dr. Cooper pursuant to which Dr. Cooper serves as the voting trustee for the shares held by such trusts.

(2) Includes options exercisable as of June 30, 1999 for each of the named executives and directors: Dr. Cooper - 264,599; Mr. Short - 161,375; Dr. Fink - 13,500; Dr. Heisler - 13,000; Professor Greyser - 68,750; Mr. Ellis - 43,333; Mr. Tessler - 10,000; Dr. Smith - 10,000.

(3) Does not include 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

(4) Includes 209,625 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(5) The 142,000 shares beneficially owned by the executive officers of the Company and held pursuant to the Company's Retirement Plan are included only once in the total.

(6) Includes options to purchase a total of 200,000 shares exercisable as of June 30, 1999. Such options are owned by an executive officer of the Company, which options were issued in connection with the purchase of Pro Tel Marketing, Inc. on January 6, 1998.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company's review of the SEC copies of these reports received by it, the Company believes that all filings required to be made by the reporting persons for 1998 were made on a timely basis, with the exception of a Form 3 required to be filed by Douglas L. Cox upon his becoming Chief Financial Officer of the Company, which was filed approximately one month late.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Named Executive Officers.

                                                                               Long-Term Compensation
                                             Annual Compensation                      Awards
                                   --------------------------------------   ----------------------------
                                                             Other Annual   Restricted    Shares Subject       All Other
   Name and Principal              Salary       Bonus        Compensation      Stock        to Options       Compensation
        Position          Year       ($)         ($)             ($)        Award(s) ($)       (#)              ($) (3)
   ------------------     ----     -------     -------       ------------   ------------  --------------     ------------
Michael R. Cooper*        1998     410,000     250,000 (1)              0              0               0           85,594 (4)
Chairman and CEO          1997     390,000     162,500 (1)              0              0         235,417 (2)       91,000
                          1996     390,000     250,000 (1)              0              0          50,000          100,822

John F. Short             1998     290,000           0                  0              0               0           54,817 (5)
and President             1997     260,000     116,000                  0              0         138,542 (2)       42,939
and President             1996     259,135     140,000                  0              0          30,000           40,636

Gregory C. Ellis          1998     216,600           0                  0              0               0            2,400 (6)
Chief Operating           1997     190,962     100,000                  0              0          60,000            2,250
Officer                   1996     175,000      60,000                  0              0               0                0

James T. Heisler          1998     167,000      20,000                  0              0           5,000            1,257 (6)
Exec. Vice President      1997     155,577      15,000                  0              0          11,667 (2)        1,279
                          1996     169,510           0                  0              0               0            1,260

James C. Fink**           1998     167,000           0                  0              0          10,000                0
Exec. Vice President      1997     155,000      45,000                  0              0          11,667 (2)            0
                          1996     154,798           0                  0              0               0                0

* Dr. Cooper resigned as Director, Chairman, and Chief Executive Officer of the Company effective February 12, 1999. See "Transaction with Management".

** Dr. Fink resigned as an officer of the Company effective February 19, 1999 and as a Director of the Company effective June 30, 1999.

(1) Consists of company payments on behalf of named executive under the Opinion Research Corporation Deferred Compensation Plan.

(2) Includes options issued in 1993 and 1994 that were canceled and reissued in December 1997. The reissued options retained all the original attributes except for expiration dates which are six years from the date of grant for options initially granted in 1993 and seven years for those options originally granted in 1994. All reissued options have an exercise price equal to or greater than the market value of the stock on the date of grant. The number of reissued options for each named executive were: Dr. Cooper - 145,417; Mr. Short - 78,542; Dr. Fink - 8,167 and Dr. Heisler - 8,167.

(3) During 1995, the Company entered into certain agreements with trusts established for the benefit of the children of Dr. Cooper and Mr. Short. Under these agreements, the Company pays certain premiums on life insurance policies on the officers, to which the trusts are the beneficiaries. The Company is entitled to the repayment of the premiums paid on these insurance policies upon maturity. The premiums paid on behalf of Dr. Cooper and Mr. Short by the Company were $74,940 and $48,104 in 1998, $77,202 and $37,143 in 1997, and $82,311 and $37,142 in 1996, respectively.

(4) Consists of Company payments on behalf of the named executive of $4,352 to cover the premiums payable on supplemental disability and life insurance policies, $3,902 reimbursed medical expenses, and a $2,400 Company match under the Company's Defined Contribution Plan.

(5) Consist of Company payments on behalf of the named executive of $4,313 to cover the premiums payable on supplemental disability and life insurance policies and a $2,400 Company match under the Company's Defined Contribution Plan.

(6) Consists of a Company match under the Company's Defined Contribution Plan for each named executive.

Stock Option Grants During 1998

     The following table contains information concerning the grant of stock options under the Company's 1997 Stock Incentive Plan (the "Plan") to the Named Executive Officers. The Company does not have any plans pursuant to which stock appreciation rights ("SARs") may be granted.

                                                Option Grants in 1998
                                                ---------------------
                                                                                                 Potential Realizable Value
                                                                                                 at Assumed Annual Rates of
                                                                                                  Stock Price Appreciation
                                           Individual Grants                                        for Option Terms (1)
                          ------------------------------------------------                       --------------------------
                                           % of Total
                                            Options
                                           Granted To          Exercise or
                           Options         Employees           Base Price          Expiration
        Name              Granted (#)         1998               ($/Sh)*              Date            5%            10%
--------------------      ----------       ----------          -----------         ----------    -----------     ----------
Michael R. Cooper**            0                 0%                    0                   0              0              0

John F. Short                  0                 0%                    0                   0              0              0

Gregory C. Ellis               0                 0%                    0                   0              0              0

James C. Fink***           5,000 (2)           2.4%               $5.875             2/15/05        $11,959        $27,869

James T. Heisler           5,000 (2)           2.4%               $5.875             2/15/05        $11,959        $27,869

* All options have an exercise price equal to or greater than the market price of the Common Stock on the date of grant.

** Dr. Cooper resigned as Director, Chairman and Chief Executive Officer of the Company effective February 12, 1999. See "Transaction with Management".

*** Dr. Fink resigned as an officer of the Company effective February 19, 1999 and as a Director of the Company effective June 30, 1999.

(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) These Options become exercisable according to the following schedule: one-third on each of the next three anniversaries of the grant date.

Stock Option Exercises and Holdings During 1998

     The following table sets forth information related to options exercised during 1998 by the Named Executive Officers and the number and value of options held at December 31, 1998, by such individuals. The Company does not have any plan pursuant to which SARs may be granted.

                      Aggregated Option Exercises in 1998
                    and Option Values at December 31, 1998
                    --------------------------------------

                                                               Number of                         Value of
                           Shares          Value        Unexercised Options at            Unexercised Options at
                         Acquired On     Realized        December 31, 1998 (#)             December 31, 1998 ($)
        Name             Exercise (#)       ($)       Exercisable   Unexercisable       Exercisable   Unexercisable
---------------------  ---------------  -----------  -------------  --------------     -------------  --------------
Michael R. Cooper*            0              0           264,583        76,667             53,125         37,500
John F. Short                 0              0           161,375        40,000             32,500         25,000
Gregory C. Ellis              0              0            40,000        40,000             12,083         24,167
James C. Fink**               0              0            10,167        12,333                584          1,167
James T. Heisler              0              0            11,833         5,667                584          1,167

* Dr. Cooper resigned as Director, Chairman, and Chief Executive Officer of the Company effective February 12, 1999. See "Transaction with Management".

** Dr. Fink resigned as an officer of the Company effective February 19, 1999 and as a Director of the Company effective June 30, 1999.

Employment Agreements

     Mr. Short has an employment agreement with the Company providing for an annual salary of $350,000 subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. In addition, Mr. Short is eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreement provides that in the event Mr. Short's employment is terminated by the Company without cause or Mr. Short terminates the employment for cause (as defined therein), in addition to his compensation through the date of such termination, he is to receive an immediate cash payment equal to two times his annual base compensation, unless such termination occurs within 24 months after a change in control (as defined therein), in which case Mr. Short shall receive an immediate cash payment equal to two and one-half times his annual base compensation.

     Mr. Cox has an employment agreement with the Company providing for an annual salary of $200,000 subject to increase with respect to each fiscal year during the term of the agreement (but not before December 31, 1999) to be determined by the Compensation Committee of the Board of the Directors. In addition, Mr. Cox is eligible to receive an additional incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time. The agreement provides that in the event Mr. Cox's employment is terminated by the Company without cause or Mr. Cox terminates his employment for cause (as defined therein), he is to receive his current annual salary and, if permissible under the terms of the applicable Company plans, medical and life insurance benefits, until 11 months after the effective date of such termination.

     Effective February 12, 1999, Dr. Cooper resigned from his positions as Director, Chairman, and Chief Executive Officer of the Company. See "Transaction with Management". Prior to such time, Dr. Cooper had an employment agreement with the Company providing for an annual salary of $390,000, subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. Dr. Cooper's annual salary at the time of his resignation was $410,000. In addition, Dr. Cooper was eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreement provides that in the event Dr. Cooper's employment was terminated by the Company without cause or that Dr. Cooper terminated his employment for cause (as defined therein), in addition to his compensation through the date of such termination, Dr. Cooper would receive an immediate cash payment equal to five times his annual base compensation.

Transaction with Management

     On February 12, 1999, the Company reached an Agreement and General Release (the "Agreement") with Dr. Cooper, pursuant to which Dr. Cooper resigned as Director, Chairman, and Chief Executive Officer of the Company and agreed to a buy-out by the Company of his employment contract. The Agreement provided, among other things, that the Company make a lump sum cash payment of $1,800,000 to Dr. Cooper, and reimburse him, up to a maximum of $50,000, for his reasonable costs and legal fees incurred in connection with negotiating and executing this Agreement. In addition, certain exercisable stock options of Dr. Cooper, allowing him to purchase a total of 145,416 shares of the Common Stock, were amended to eliminate a 90-day post-termination provision and to provide for an expiration date of December 31, 1999. Dr. Cooper's remaining 119,183 exercisable stock options were also amended to provide for an expiration date of December 31, 2000. The original expiration dates of Dr. Cooper's stock options ranged from January 3, 2002 to December 1, 2004.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                (PRINCIPAL OFFICERS) ON EXECUTIVE COMPENSATION

Compensation Philosophy and Components

     The Company continues to adhere to a strong direct relationship between performance and compensation throughout the organization, but especially among executives. The specific criteria applied and the weighing of those criteria are directly tied to the execution of the Company's business plans. The criteria include revenues, earnings per share, and the business strategy of the Company. In addition, the attraction, advancement, and reward of key management are all necessary as a means of addressing shareholder value criteria prior to payment of incentive compensation. The targets established by the Committee for 1999 reflect significant growth over the 1998 performance.

     The components of the Company's executive compensation program include a balanced mix of the following:

     Base Salary - designed to reflect the level of managerial and professional contribution of the position and to attract the caliber of professionals and management required to grow the business.

     Annual Incentive - tied to specific business performance targets. The amount of incentive opportunity and the weighing of the performance criteria vary according to the role and level of the individual. The incentive plan and performance criteria are cascaded down through the entire organization allowing and encouraging all exempt employees to participate in the success of the Company.

     Stock Options - all issued at or above current market price, which tie the executives directly to the interest of stockholders and provide the financial motivation for building the long-term value of the Company. Stock options are granted based on the current contributions and the future potential of the individual and, as such, serve as both a reward and retention vehicle. Options are distributed widely to include contributing individuals at other levels, thus creating a broader group of associates with a vested interest in the long-term success of the business. In addition, many executives have personally invested in purchasing a significant amount of the Common Stock further aligning them individually and as a group with other stockholders. No additional options were granted to Dr. Cooper or Mr. Short in 1998.

     Benefits - It is the Company's intent to be consistent with, but not to exceed, the practices of other professional service firms regarding health and welfare benefits.

Compensation of Chief Executive Officer for 1998

     In addition to performance categories already mentioned, the Compensation Committee considered the following factors in determining Dr. Cooper's overall compensation: the internationalization of the Company over the past several years and the overall growth in revenue from $24 million in 1993 to $73 million in 1998; the effectiveness in shaping the strategy, culture, discipline, and focus of the management team; anticipation of market trends and adjusting the Company's plans and investments consistent with maximizing long term shareholder value. All of these factors were considered when determining the 1998 compensation.

Qualifying Executive Compensation for Deductibility Under Recently Amended Provisions of the Internal Revenue Code

     Recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), provide that publicly held corporations may not generally deduct compensation for its chief executive officer and certain other executive officers to the extent that compensation for the executive exceeds $1 million unless such compensation is "performance based" as defined in the Code. The Compensation and Stock Option Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future.

Compensation and Stock Option Committee:

Stephen A. Greyser, D.B.A.
Derek B. Smith, Ph.D.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock during the period commencing December 31, 1993 and ending December 31, 1998, with (a) the cumulative total return of the Nasdaq Stock Market, and (b) a Peer Group of companies engaged in the market research industry consisting of: Gartner Group, Inc., Information Resources, Inc., M/A/R/C, Inc., Market Facts, Inc., NFO Worldwide, Inc., and Opinion Research Corporation. The comparison assumes $100 was invested on December 31, 1993, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends. The returns of each company in the Peer Group have been weighted according to their market capitalization at the beginning of the period indicated.

     The Peer Group was developed by the Company's management based on its knowledge of the market and competing companies and an analysis of the relatively small group of market research companies whose stock is publicly traded.

              PERFORMANCE GRAPH FOR OPINION RESEARCH CORPORATION

                             [GRAPH APPEARS HERE]

                                          12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
                                      ------------------------------------------------------------------------
Opinion Research Corporation                 100.0        62.9        78.1        42.2        71.9        68.8
--------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Total                    100.0        97.8       138.2       170.0       208.6       293.2
 Return Index
--------------------------------------------------------------------------------------------------------------
Peer Group                                   100.0       165.5       458.5       781.7       762.1       436.0
--------------------------------------------------------------------------------------------------------------

                              BOARD OF DIRECTORS

Compensation of Directors

     For 1998, each director who was not an employee of the Company (an "outside director"), and who had served as a member of the Board of Directors for three or more years (a "Senior Director"), was entitled to receive $20,000 per annum. All other outside directors were entitled to receive $15,000 per annum. In addition, each outside director was paid $5,000 for chairing a Committee, $1,500 for each Board meeting attended, and $1,250 for each Committee meeting attended. All directors were also entitled to be reimbursed for incidental travel expenses incurred in attending Board and Committee meetings.

     Pursuant to the 1997 Stock Incentive Plan, each outside director is automatically granted options to acquire the "formula number" of shares of Common Stock. The exercise price for these options is equal to the fair market value of the underlying shares on the date of grant. The options are non-qualified stock options. The outside directors' options become exercisable on the first anniversary of the date of grant provided the outside director is a member of the Board of Directors on that date. The "formula number" for 1998 was 15,000 for Senior Directors and 5,000 for all other outside directors.

     For 1999, the designation of senior directorship has been eliminated. All outside directors are entitled to receive $15,000 per annum as base compensation. The "formula number" of the stock option grants for 1999 is 5,000 for all outside directors. In addition, each director will be granted options to purchase an additional 5,000 shares of Common Stock for chairing a Committee. All other cash compensation arrangements for the outside directors remain the same as in 1998.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee or the Stock Option Committee (Principal Officers) are executive officers of the Company.

     None of the executive officers of the Company serve on the Board of Directors of another entity.

     Over several years, the Company made loans to each of the named executives bearing an interest rate of 9.5%. Including accrued interest, the aggregate amount of indebtedness outstanding for each of the named executives at December 31, 1998 was: Dr. Cooper - $562,816; Mr. Short - $172,394; and Dr. Heisler -
$82,382.

     The Faculty Group, Inc., of which Professor Greyser is a principal, received $47,500 in consulting fees and $5,378 in expense reimbursements during 1998.

Committees and Meetings of the Board of Directors

     The business of the Company is managed under the direction of its Board of Directors. The Board of Directors met five times during the fiscal year ended December 31, 1998 and took certain other action by unanimous consent. The Board meets regularly during the fiscal year to review significant developments affecting the Company and act on matters requiring Board approval.

Every director attended all of the meetings of the Board of Directors and Committees of the Board on which the director served that were held during the period the person was a director.

     The Board of Directors has established six standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee (Principal Officers), a Stock Option Committee (Non-Principal Officers), and a Strategy Committee.

     The Executive Committee

     The Executive Committee was established to perform such duties as the Board of Directors from time to time may direct and, with certain limitations, will exercise the authority of the full Board between meetings of the full Board. In 1998, Dr. Cooper (Chairman) and Mr. Short served as members of the Executive Committee. The Executive Committee met three times during 1998.

     The Audit Committee

     The Audit Committee is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits and the selection of independent auditors. Mr. Tessler (Chairman) and Professor Greyser serve as members of the Audit Committee. The Audit Committee met once during 1998.

     The Compensation and Stock Option Committees

     The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. Professor Greyser (Chairman) and Dr. Smith serve as members of the Compensation Committee. The Compensation Committee met three times during 1998.

     The Stock Option Committee (Principal Officers) and the Stock Option Committee (Non-Principal Officers) together serve as the Committee described in the Plan. The Stock Option Committee (Principal Officers) administers the Plan solely with respect to persons who are directors or principal officers as defined in the Plan, and the Stock Option Committee (Non-Principal Officers) administers the Stock Incentive Plan solely with respect to other persons. Professor Greyser (Chairman) and Dr. Smith serve as members of the Stock Option Committee (Principal Officers). The Committee met once during 1998. Dr. Cooper (Chairman) and Mr. Short served as members of the Stock Option Committee (Non-Principal Officers) in 1998. The Committee met twice during 1998.

     The Strategy Committee

     The Strategy Committee is responsible for the long-term strategy and direction of the Company including marketing, positioning, capital funding necessary to implement the Company's strategy, and key management succession to meet the future needs of the Company. In 1998, Professor Greyser (Chairman), Dr. Cooper, Dr. Smith, Mr. Short and Mr. Tessler served as members of the Committee. The Committee met three times during 1998.

                             ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect directors to hold office until the Annual Meeting of Stockholders to be held in 2002 and until their respective successors have been duly elected and qualified. Proxies executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of the persons named below. Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. The nominees are currently serving as directors of the Company.

     The following sets forth certain information about each nominee:

     Mr. Short, 55, was appointed Chief Executive Officer and Chairman of the Board of Directors in 1999. Mr. Short joined the Company and was appointed as its Chief Financial Officer in 1989. He joined the Board of Directors in 1991. Mr. Short was later appointed Vice Chairman in 1992 and President in 1998. Prior to joining the Company, Mr. Short served as the Chief Financial Officer of Hay Systems, Inc., a wholly owned subsidiary of the Hay Group.

     Professor Greyser, 64, has been a director of the Company since 1993. Professor Greyser is a Professor of Marketing at Harvard Business School, where he has been on the faculty for over 30 years. Professor Greyser also has been associated with the Harvard Business Review since 1961 as an editor, research director, and Editorial Board Secretary and Chairman. Since 1972, Professor Greyser has been a Trustee of the Marketing Science Institute, a non-profit business-supported research center in marketing, and from 1972 through 1980 he served as its Executive Director. From 1985 through 1993, Professor Greyser served on the Board of Directors of the Public Broadcasting Service, where he served as Vice Chairman from 1991 through 1993. Professor Greyser serves on the Board of Directors of Edelman Public Relations Worldwide and the investment service firm Gruntal & Co. Professor Greyser received an M.B.A. and a D.B.A. from Harvard University.

Directors whose present terms continue until 2000:

     Dr. Smith, 53, became a director of the Company in 1996. Dr. Smith is Managing Director of Bannock Consulting Ltd. Prior to joining Bannock, Dr. Smith was an Executive Director of Dialog plc. Before joining Dialog, Dr. Smith held various positions over 16 years within The Economist, the last being The Economist Group President, Asia Pacific. During his tenure with The Economist, Dr. Smith served as a Non-Executive Director of Dialog plc. Dr. Smith received a Ph.D. in Economics from University of Nottingham.

     Mr. Ellis, 42, was appointed to the Board in April 1999 to complete the term of Dr. George G. Gordon, who resigned effective February 23, 1999. Mr. Ellis joined the Company in October 1995 as the Chief Executive Officer of the Princeton Group. In July 1997, Mr. Ellis was appointed Managing Director - ORC Automotive Group, and in December 1997, he was promoted to Chief Operating Officer - ORC Market Research. Prior to joining the Company, Mr. Ellis was Senior Vice President and General Manager of Testing, Analytics, and Media Services for AC Nielsen Company. Mr. Ellis holds a M.S.I.A. degree from Carnegie-Mellon University's Graduate School of Industrial Administration.

Directors whose present terms continue until 2001:

     Mr. Tessler, 47, joined the Board of Directors in July 1997. Mr. Tessler is a founding partner of TGV Partners, a private investment partnership which was formed in April 1990. Mr. Tessler served as Chairman of the Board of Empire Kosher Poultry from 1994 to 1997, after serving as its President and Chief Executive Officer from 1992 to 1994. Before founding TGV Partners, Mr. Tessler was a founding partner of Levine, Tessler, Leichtman & Co., a leveraged buyout firm formed in 1987. From 1982 to 1987, Mr. Tessler was a founder, director and executive vice president of Walker Energy Partners, a publicly traded master limited partnership in the oil and gas industry, and subsequently he served as an independent financial consultant to financially troubled companies in that industry. Prior thereto, Mr. Tessler practiced accounting in New York specializing in tax. Mr. Tessler received an M.B.A. from Fairleigh Dickinson University. Mr. Tessler currently serves as a member of the board of directors of G&G Retail holdings, Inc., Primary Network Holdings, Inc., and Garfield & Marks Designs, Ltd., Inc.

     Dr. Heisler, 53, joined the Company in 1982 and was appointed to the Board in 1991. Since joining the Company, Dr. Heisler has held various managerial positions. After managing the Company's Washington D.C. based government practice, he developed the Company's Telecommunications and Market Assessment practices. He is currently involved in corporate-wide business development and key client relationships. Dr. Heisler received a Ph.D. in Social Psychology from the Illinois Institute of Technology.

     Mr. Dale J. Florio, 44, was appointed to the Board in July 1999 to complete the term of Dr. James C. Fink, who resigned effective June 30, 1999. Mr. Florio is an attorney and co-founder of the Princeton Public Affairs Group, a firm specialized in public relations, public affairs, and government relations. Immediately prior to co-founding the Princeton Public Affairs Group in 1987, Mr. Florio was responsible for managing Philip Morris' state and local government affairs program throughout all 50 states. Before joining Philip Morris, Mr. Florio served as federal public affairs representative with the National Association of Manufacturers and as an administrative assistant to a member of the New Jersey General Assembly. Mr. Florio received a law degree from Seton Hall Law School.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
            STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL

          PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed the firm of Ernst & Young LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company' independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of stockholders.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
               APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                             INDEPENDENT AUDITORS

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2000 must be received by April 3, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to Douglas L. Cox, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

     A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2000, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address set forth on the first page of this Proxy Statement by June 18, 2000, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                            SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to Douglas L. Cox, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          OPINION RESEARCH CORPORATION

      The undersigned, a holder of Common Stock of OPINION RESEARCH CORPORATION (the "Company"), hereby constitutes and appoints JOHN F. SHORT as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 31, 1999 at 10:00 a.m., at 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

   1. [_] FOR the two nominees for director listed below.

      [_] WITHHOLD AUTHORITY to vote for both nominees for director listed below.

      [_] FOR all nominees for director listed below, EXCEPT WITHHOLD
          AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH.

      Nominees: John F. Short and Stephen A. Greyser.

   2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999.

      [_] FOR      [_] AGAINST      [_] ABSTAIN

   3. To vote on such other business as may properly come before the meeting.

      [_] FOR      [_] AGAINST      [_] ABSTAIN

      Unless otherwise specified, the shares will be voted "FOR" the election of all nominees for director and "FOR" the other proposals as previously set forth. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

           ------------------------------------------------------
                   (Please date and sign on reverse side)

   (Continued from other side)

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF OPINION RESEARCH
   CORPORATION.

   [_] I plan to attend the Annual Meeting

                                              Date: ________________, 1999

                                              ----------------------------
                                              Signature of Stockholder

                                              ----------------------------
                                              Signature of Stockholder

                                              NOTE: Please sign this
                                              proxy exactly as name(s)
                                              appear(s) in address. When
                                              signing as attorney-in-
                                              fact, executor,
                                              administrator, trustee or
                                              guardian, please add your
                                              title as such, and if
                                              signer is a corporation,
                                              please sign with full
                                              corporate name by duly
                                              authorized officer or
                                              officers and affix the
                                              corporate seal. When stock
                                              is issued in the name of
                                              two or more persons, all
                                              such persons should sign.

     Please sign, date and return in the enclosed postage-prepaid envelope.